EXHIBIT 4.7

                       WARRANT PURCHASE AGREEMENT BETWEEN
               THE COMPANY AND TERARECON INC. DATED APRIL 24, 1998

         THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into this 24th day of April, 1998 by and between IMATRON INC., a New Jersey corporation (the "Company") and TeraRecon Inc., a Delaware corporation (the "Investor").

                                R E C I T A L S:

     WHEREAS, the Company desires to issue to Investor and the Investor desires to purchase from the Company a warrant (the "Warrant") to purchase 1,000,000 shares of the Company's common stock (the "Shares") all on the terms and conditions hereinafter provided. The Warrant and the Shares are hereafter collectively referred to as the "Securities".

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. Issuance of Warrant. For good and valuable consideration the receipt and sufficiency of which is acknowledged by the Company, the Company agrees to issue to Investor the Warrant, the form of which is attached hereto as Exhibit A.

     2. Investor Representations. Investor hereby represents and warrants to the Company as follows:

          (a) The Investor  understands  that: (a) The offer and sale of the Securities by the Company to Investor has not been registered under the Securities Act of 1933 (the "Securities Act"), in reliance on an exemption from such registration available under the Securities Act and rules adopted thereunder; (b) The Investor must hold the Warrant indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available.

          (b) The Investor is acquiring the Securities for his or her own account, for investment, and not with a view to any sale or distribution of any interest therein.

          (c)  The  Investor  has  such   knowledge  and  experience  in
financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor is able to bear the economic risks of such an investment.

          (d) All statements made, and information furnished, by the Investor in this certificate and all other information furnished by the Investor to the Company, are true and complete, to the best of the Investor's knowledge.

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     3. Restrictions on Transfer. The Investor agrees that:

          (a) The Investor will not attempt to transfer the Securities in violation of the restrictions set forth in this Agreement.

          (b) The Company may note such restrictions on transfer in its records and refuse to recognize any transfer which violates this agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions.

          (c) One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

     THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

     4. Binding on Successors; Indemnification. The Investor agrees that the above representations and warranties are binding on the Investor's successors and assigns and are made for the benefit of the Company and any other persons who may become liable for violations of federal or state securities laws as a result of the falsity of any of the Investor's representations or warranties. The Investor agrees to indemnify, defend, and hold harmless such persons from any liability arising from the falsity of any of the Investor's representations or warranties or from the breach of any covenant of Investor contained herein.

     5. Registration Rights. The Company hereby grants to Investor the following registration rights with respect to the Shares:

          (a)      Definitions.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (the "Securities Act").

          "Register,"   "registered,"  and  "registration"  refer  to  a
registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the provisions of this Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

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          "Selling  Expenses" shall mean all underwriting  discounts and selling commissions applicable to the sale of Shares and all fees and disbursements of counsel to Investor.

          "Shares" means the shares of the Company's common stock exercisable upon exercise of the Warrant and any common stock issued with respect thereto (e.g. upon a stock split or stock dividend.

           "Investor" means the person set forth above and any permitted assignee.

          (b)      Company Registration.

               i) Notice of Registration. If, at any time after the date hereof, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                    a) promptly give to Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by Investor within fifteen (15) days after receipt of the written notice from the Company described in this clause (i), except as set forth in Section 5(b)(ii) below.

               ii) Underwriting.  If the registration of which the
Company gives notice is for a registered public offering involving an underwriting: the Company shall so advise Investor as part of the written notice given pursuant to Section 5(b) hereof. In such event, the right of Investor to registration pursuant to this Section 5 shall be conditioned
upon  Investor's   participation   in  such underwriting  and the inclusion of
Investor's Shares in the underwriting to the extent provided herein. Investor shall (together with the Company, its directors and officers, and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding   any  other  provision  of  this  Section  5,  if  the
underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Shares which would otherwise be underwritten pursuant hereto. Any securities so excluded shall be apportioned pro rata among Investor and any other shareholders distributing their securities through such underwriting according to the total amount of securities otherwise entitled to be included therein owned by such shareholders or in such other proportions as shall mutually be agreed upon.

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     If Investor  disapproves of the terms of any such underwriting,  it may
elect  to  withdraw   therefrom  by  written  notice  to  the  Company  and  the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section 5(b). All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               iii) Registration Procedures. In the case of registration effected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of registration and as to the completion thereof. At its expense, the Company will:

                    a) keep such registration effective for a period of one year or until Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                    b) furnish such number of prospectuses and other documents incident thereto as Investor from time to time may reasonably request; and

                    c) use its best efforts to register or qualify the Shares under the securities or blue sky laws of such jurisdictions as Investor may request; provided, however, that the Company shall not be obligated to register or qualify such Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                    d) Notify the holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (c)  Request  for  Registration.  In case  the  Company  shall receive from the Investor a written request that the Company effect any registration, qualification, or compliance with respect to all or a part of the Shares the Company will: (i) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Investor's Shares as are specified in such request, together with all or such portion of the Shares of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice

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from the Company;  provided  that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subparagraph 5(c): (A) After the Company has effected two such registrations pursuant to this subparagraph 5(c) and such registrations have been declared or ordered effective; or (B) If the amount of securities being offered for sale is less than 25 percent of the Shares.

     Subject to the foregoing clauses (A) through (B), the Company shall file a registration statement covering the Shares so requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request or requests of the Investor; provided, however, that if the Company shall furnish to such Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and it stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

     The Investor shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section 5(c). All Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (d)      Indemnification.

               i) The Company will indemnify the Investor, each of its officers, directors and partners, and each person controlling such Investor within the meaning of Section 15 of the Securities Act or the 1934 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to ny such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, or under any state securities law or under common law, applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Investor, each of its officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and (ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any

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untrue  statement or omission or alleged untrue  statement or omission,  made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor, controlling person or underwriter and stated to be specifically for use therein.

               ii) The Investor will, if Shares held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof)arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Investor under this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and
(ii) shall be limited in an amount equal to the ggregate net proceeds of the shares sold by the Investor, except to the extent such liability arises out of or is based on willful misconduct by the Investor.

               iii) Each party entitled to indemnification under this Section 5(d)(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, but shall pay the fees and expenses of one separate counsel retained by the Indemnified Party in the event of such conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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               iv) If the  indemnification  provided for in this Section 5(d) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               v) The  obligations  of the Company and the  Investor  under this
Section 5(d) shall survive the completion of any offering of Shares in a registration statement under this Section 5 and otherwise.

               vi) Information by Investor. The Investor of Shares included in any registration shall furnish to the Company such information regarding Investor, the Shares held by it and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

               vii) Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Section 5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Shares by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder under Section 5.

     6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, Imatron agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that Imatron becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

          (b) File with the Commission in a timely manner all reports and other documents required of Imatron under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

          (c) So long as Investor owns any Shares, to furnish to the Purchaser forthwith upon request a written statement by Imatron as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days

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after the effective date of the first  registration  statement  filed by Imatron for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of Imatron and other information in the possession of or reasonably obtainable by Imatron as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     8.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned purchasers of securities and the Company have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                         IMATRON INC.

                                         By:
                                            President


                                    INVESTOR:

                                         TERARECON INC.

                                         By:
                                         Its:




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